Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-122431 and 333-145122) and Form S-8 (No. 333-132983) of Medivation, Inc. of our report dated February 14, 2008 relating to the financial statements, which appears in this Form 10-KSB.

PricewaterhouseCoopers LLP

San Jose, CA

February 14, 2008